SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2004

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Swanson Road, Boxborough, MA	01719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 263-8000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

Cytyc Corporation issued a press release on March 19, 2004 to announce that it had received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with Cytyc’s acquisition of Novacept, a privately-held company that manufactures and markets the NovaSure System. Early termination of the Hart-Scott-Rodino waiting period satisfies one of the conditions necessary to complete the pending acquisition. Additional information relating to this matter is contained in the press release, a copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

The exhibit filed as part of this Current Report on Form 8-K is listed on the Exhibit Index immediately preceding such exhibit, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By: /s/ Patrick J. Sullivan

        Patrick J. Sullivan

        Chairman, Chief Executive Officer,

        and President

Date: March 19, 2004

Exhibit Index

99.1	Press release dated March 19, 2004.

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